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          Exhibit 23.1 - CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) and related Prospectus pertaining to the Provident Bancorp, Inc. 1992 Advisory Directors' Stock Option Plan of our report dated January 26, 1995, with respect to the consolidated financial statements of Provident Bancorp, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1994, filed with the Securities and Exchange Commission.



                                   ERNST & YOUNG LLP




Cincinnati, Ohio
September 11, 1995